Exhibit 99.1

CONTACT: Rob Seelig (603) 640-2212

WHITE MOUNTAINS REPORTS FIRST QUARTER RESULTS

HAMILTON, Bermuda (May 9, 2024) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $1,742 and adjusted book value per share of $1,797 as of March 31, 2024. Book value per share and adjusted book value per share increased 5% and 6% in the first quarter of 2024, including dividends.

Manning Rountree, CEO, commented, “We had a good first quarter, with ABVPS up 6%. Our position in MediaAlpha was a key driver. Away from MediaAlpha, we had solid operating and investment results. Ark delivered a 94% combined ratio while writing $872 million of gross written premiums in the quarter, up 8% year-over-year. BAM produced $22 million of gross written premiums and member surplus contributions in the quarter. Kudu grew net investment income and adjusted EBITDA year-over-year. Bamboo had a strong first quarter under our ownership, more than tripling managed premiums year-over-year. MediaAlpha’s share price was up roughly $9 in the quarter, producing a $211 million unrealized gain. Excluding MediaAlpha, the investment portfolio returned 1.2% in the quarter, with gains in both fixed income and equities. Undeployed capital now stands at approximately $600 million.”

Comprehensive income attributable to common shareholders was $236 million in the first quarter of 2024 compared to $180 million in the first quarter of 2023. Results in the first quarter of 2024 included $211 million of unrealized investment gains from White Mountains’s investment in MediaAlpha compared to $85 million in the first quarter of 2023.

Ark/WM Outrigger

The Ark/WM Outrigger segment’s combined ratio was 91% in the first quarter of 2024 compared to 92% in the first quarter of 2023. Ark/WM Outrigger reported gross written premiums of $872 million, net written premiums of $598 million and net earned premiums of $303 million in the first quarter of 2024 compared to gross written premiums of $809 million, net written premiums of $614 million and net earned premiums of $255 million in the first quarter of 2023.

Ark’s combined ratio was 94% in both the first quarter of 2024 and 2023. Ark’s combined ratio in the first quarter of 2024 included slight net favorable prior year development compared to three points of net unfavorable prior year development in the first quarter of 2023, primarily due to Winter Storm Elliott. Ark’s combined ratio in the first quarter of 2024 and 2023 both included minimal catastrophe losses. Non-catastrophe losses in the first quarter of 2024 included $15 million on a net basis related to the collapse of the Francis Scott Key Bridge in Baltimore and $16 million on a net basis related to a satellite loss.

Ark reported gross written premiums of $872 million, net written premiums of $564 million and net earned premiums of $293 million in the first quarter of 2024 compared to gross written premiums of $809 million, net written premiums of $570 million and net earned premiums of $250 million in the first quarter of 2023.

Ark reported pre-tax income of $33 million in the first quarter of 2024 compared to $36 million in the first quarter of 2023. Ark’s results included net realized and unrealized investment gains of $11 million in the first quarter of 2024 compared to $25 million in the first quarter of 2023.

Ian Beaton, CEO of Ark, said, “We are off to a good start in 2024, with a combined ratio of 94%. Gross written premiums increased 8% year-over-year, with risk adjusted rate change up 3%. Market conditions remain attractive, although rate growth is slowing in several lines of business.”

WM Outrigger Re’s combined ratio was 32% in the first quarter of 2024 compared to 21% in the first quarter of 2023. Catastrophe losses were minimal in both periods. In the first quarter of 2024, WM Outrigger Re’s combined ratio was 26% for underwriting year 2024 and 42% for underwriting year 2023. WM Outrigger Re reported gross and net written premiums of $34 million and net earned premiums of $10 million in the first quarter of 2024 compared to gross and net written premiums of $44 million and net earned premiums of $5 million in the first quarter of 2023. Gross and net written premiums decreased due to White Mountains’s lower capital commitment to WM Outrigger Re in 2024. WM Outrigger Re reported pre-tax income of $10 million in the first quarter of 2024, of which $7 million was attributable to the 2024 underwriting year and $3 million to the 2023 underwriting year, compared to $6 million in the first quarter of 2023.

HG Global/BAM

BAM’s gross written premiums and member surplus contributions (MSC) collected were $22 million in the first quarter of 2024 compared to $21 million in the first quarter of 2023. BAM insured municipal bonds with par value of $3.6 billion in the first quarter of 2024 compared to $2.9 billion in the first quarter of 2023. Total pricing was 61 basis points in the first quarter of 2024 compared to 73 basis points in the first quarter of 2023. BAM’s total claims paying resources were $1,508 million as of March 31, 2024 compared to $1,501 million as of December 31, 2023 and $1,433 million as of March 31, 2023.

Seán McCarthy, CEO of BAM, said, “BAM is off to a good start in 2024. Primary market par insured was $3.2 billion, up 47% year-over-year, and a record result for the first quarter. Demand for bond insurance was strong across both institutional and retail investors. Secondary market activity was down year-over-year, but we expect the market to pick up as the year goes on.”

HG Global reported pre-tax income of $6 million in the first quarter of 2024 compared to $18 million in the first quarter of 2023. HG Global’s results included net realized and unrealized investment gains (losses) of $(7) million in the first quarter of 2024 compared to $8 million in the first quarter of 2023, driven by the movement of interest rates.

White Mountains reported pre-tax loss related to BAM of $21 million in the first quarter of 2024 compared to $9 million in the first quarter of 2023. BAM’s results included net realized and unrealized investment gains (losses) of $(3) million in the first quarter of 2024 compared to $9 million in the first quarter of 2023, driven by the movement of interest rates.

BAM is a mutual insurance company that is owned by its members. BAM’s results are consolidated into White Mountains’s GAAP financial statements and attributed to noncontrolling interests.

Kudu

Kudu reported total revenues of $11 million, pre-tax income of $2 million and adjusted EBITDA of $14 million in the first quarter of 2024 compared to total revenues of $44 million, pre-tax income of $35 million and adjusted EBITDA of $11 million in the first quarter of 2023. Total revenues, pre-tax income and adjusted EBITDA included $17 million of net investment income in the first quarter of 2024 compared to $14 million in the first quarter of 2023. Total revenues and pre-tax income also included $(7) million of net realized and unrealized investment gains (losses) in the first quarter of 2024 compared to $30 million in the first quarter of 2023.

Rob Jakacki, CEO of Kudu, said, “Kudu had a solid quarter. Trailing 12 months net investment income increased 4% quarter-over-quarter to $74 million, while adjusted EBITDA increased 5% to $60 million. The diversification of our portfolio was an asset in a volatile quarter for financial markets. We continue to enjoy a robust pipeline, and we expect further capital deployments in 2024.”

Bamboo

On January 2, 2024, White Mountains closed its transaction with Bamboo. Bamboo is an insurance distribution platform focused on the California homeowners’ insurance market, operating primarily through its full-service managing general agent (the Bamboo MGA). White Mountains invested $297 million in equity, which included $20 million of primary capital. At closing, White Mountains owned 72.8% of Bamboo on a basic shares outstanding basis (63.7% on a fully-diluted/fully-converted basis, taking account of management’s equity incentives).

Bamboo reported commission and fee revenues of $22 million and pre-tax income of $1 million for the first quarter of 2024. Commission and fee revenues were more than triple Bamboo’s commission and fee revenues for the first quarter of 2023. Bamboo reported MGA pre-tax income of $2 million and MGA adjusted EBITDA of $6 million for the first quarter of 2024.

Managed premiums, which represents the total premium placed by Bamboo, were $90 million for the first quarter of 2024 compared to $28 million for the first quarter of 2023. The increase in managed premiums was driven primarily by growth in new business volumes and a growing renewal book.

In April 2024, White Mountains committed up to $30 million in a Bermuda special purpose reinsurance vehicle that will participate in Bamboo’s 2024 treaty year quota share reinsurance program alongside third-party reinsurers.

John Chu, CEO of Bamboo, said, “We’re off to a good start in 2024 under our new partnership with White Mountains. Managed premiums were $90 million in the quarter, up over 3x from 2023 levels and a new record. MGA adjusted EBITDA was $6 million in the quarter and is scaling rapidly notwithstanding our investments in people and technology. The ongoing dislocation in the California market continues to present opportunities for us to drive robust, profitable growth.”

MediaAlpha

As of March 31, 2024, White Mountains owned 22.9 million shares of MediaAlpha, representing a 35% basic ownership interest (32% on a fully-diluted/fully-converted basis). At March 28, 2024, MediaAlpha’s closing price was $20.37 per share, which increased from $11.15 per share as of December 31, 2023. The carrying value of White Mountains’s investment in MediaAlpha was $466 million as of March 31, 2024, which increased from $255 million as of December 31, 2023. At our March 31, 2024 level of ownership, each $1.00 per share increase or decrease in the share price of MediaAlpha will result in an approximate $9.00 per share increase or decrease in White Mountains’s book value per share and adjusted book value per share. We encourage you to read MediaAlpha’s first quarter earnings release and related shareholder letter, which is available on MediaAlpha’s investor relations website at www.investors.mediaalpha.com.

Other Operations

White Mountains’s Other Operations reported pre-tax income of $202 million in the first quarter of 2024 compared to $114 million in the first quarter of 2023. Unrealized investment gains from White Mountains’s investment in MediaAlpha were $211 million in the first quarter of 2024 compared to $85 million in the first quarter of 2023. Excluding MediaAlpha, net realized and unrealized investment gains were $22 million in the first quarter of 2024 compared to $42 million in the first quarter of 2023. Net investment income was $10 million in the first quarter of 2024 compared to $7 million in the first quarter of 2023. White Mountains’s Other Operations reported general and administrative expenses of $50 million in the first quarter of 2024 compared to $40 million in the first quarter of 2023.

Share Repurchases

In the first quarter of 2024, White Mountains repurchased and retired 5,269 of its common shares for $8 million at an average share price of $1,505.01, or 84% of White Mountains’s adjusted book value per share as of March 31, 2024.

In the first quarter of 2023, White Mountains repurchased and retired 18,623 of its common shares for $25 million at an average share price of $1,360.30, or 87% of White Mountains’s adjusted book value per share as of March 31, 2023.

Investments

The total consolidated portfolio return was 4.6% in the first quarter of 2024. Excluding MediaAlpha, the total consolidated portfolio return was 1.2% in the first quarter of 2024. The total consolidated portfolio return was 4.5% in the first quarter of 2023. Excluding MediaAlpha, the total consolidated portfolio return was 3.0% in the first quarter of 2023.

Mark Plourde, President of White Mountains Advisors, said, "Excluding MediaAlpha, the total portfolio was up 1.2%, a solid absolute result but mixed versus benchmarks. Our fixed income portfolio returned 0.7%, ahead of the longer duration BBIA Index return of -0.4%. The equity portfolio, excluding MediaAlpha, returned 2.0%, lagging the S&P 500 Index return of 10.6%. Equity results were driven by relatively lower returns from certain long-term investments."

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange under the symbol WTM and the Bermuda Stock Exchange under the symbol WTM.BH. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	March 31, 2024	December 31, 2023	March 31, 2023
Assets
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Fixed maturity investments	$946.9	$866.8	$765.0
Common equity securities	409.9	400.6	340.4
Short-term investments	835.3	962.8	553.7
Other long-term investments	485.0	440.9	393.9
Total investments	2,677.1	2,671.1	2,053.0
Cash (restricted $24.7, $0.7, $6.0)	129.1	90.5	132.6
Reinsurance recoverables	695.0	442.0	570.6
Insurance premiums receivable	1,001.5	612.2	909.7
Deferred acquisition costs	213.3	145.3	208.5
Goodwill and other intangible assets	292.5	292.5	292.5
Other assets	140.9	125.0	71.5
Total P&C Insurance and Reinsurance assets	5,149.4	4,378.6	4,238.4
Financial Guarantee (HG Global/BAM)
Fixed maturity investments	1,015.7	1,012.3	924.8
Short-term investments	54.7	70.6	65.9
Total investments	1,070.4	1,082.9	990.7
Cash	4.7	6.7	4.8
Insurance premiums receivable	5.8	5.5	6.3
Deferred acquisition costs	40.9	40.1	36.9
Other assets	36.8	36.8	21.6
Total Financial Guarantee assets	1,158.6	1,172.0	1,060.3
Asset Management (Kudu)
Short-term investments	19.8	29.3	—
Other long-term investments	889.9	896.3	683.2
Total investments	909.7	925.6	683.2
Cash (restricted $0.0, $0.0, $13.0)	6.5	1.4	36.6
Accrued investment income	22.1	17.6	19.1
Goodwill and other intangible assets	8.2	8.3	8.5
Other assets	6.6	6.5	20.6
Total Asset Management assets	953.1	959.4	768.0
P&C Insurance Distribution (Bamboo)
Fixed maturity investments	24.6	—	—
Short-term investments	18.6	—	—
Total investments	43.2	—	—
Cash (restricted $58.3, $0.0, $0.0)	62.0	—	—
Premiums, commissions and fees receivable	43.3	—	—
Goodwill and other intangible assets	367.2	—	—
Other assets	12.4	—	—
Total P&C Insurance Distribution assets	528.1	—	—
Other Operations
Fixed maturity investments	267.4	230.2	266.1
Common equity securities	151.6	137.8	264.6
Investment in MediaAlpha	465.6	254.9	357.4
Short-term investments	126.1	425.2	253.8
Other long-term investments	617.0	661.0	565.9
Total investments	1,627.7	1,709.1	1,707.8
Cash	23.0	23.8	28.7
Goodwill and other intangible assets	68.7	69.8	75.2
Other assets	81.7	73.2	80.7
Total Other Operations assets	1,801.1	1,875.9	1,892.4
Total assets	$9,590.3	$8,385.9	$7,959.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	March 31, 2024	December 31, 2023	March 31, 2023
Liabilities
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Loss and loss adjustment expense reserves	$1,744.5	$1,605.1	$1,345.6
Unearned insurance premiums	1,234.7	743.6	$1,123.5
Debt	155.4	185.5	184.5
Reinsurance payable	262.5	81.1	193.0
Contingent consideration	94.0	94.0	42.9
Other liabilities	190.1	166.8	143.8
Total P&C Insurance and Reinsurance liabilities	3,681.2	2,876.1	3,033.3
Financial Guarantee (HG Global/BAM)
Unearned insurance premiums	328.5	325.8	299.8
Debt	147.0	146.9	146.6
Accrued incentive compensation	11.9	27.2	12.1
Other liabilities	31.9	31.8	30.1
Total Financial Guarantee liabilities	519.3	531.7	488.6
Asset Management (Kudu)
Debt	203.8	203.8	191.6
Other liabilities	61.8	71.6	54.8
Total Asset Management liabilities	265.6	275.4	246.4
P&C Insurance Distribution (Bamboo)
Loss and loss adjustment expense reserves	12.3	—	—
Unearned insurance premiums	25.7	—	—
Premiums and commissions payable	61.7	—	—
Other liabilities	18.6	—	—
Total P&C Insurance Distribution liabilities	118.3	—	—
Other Operations
Debt	25.9	28.4	33.6
Accrued incentive compensation	47.6	87.7	40.0
Other liabilities	41.8	25.0	24.4
Total Other Operations liabilities	115.3	141.1	98.0
Total liabilities	4,699.7	3,824.3	3,866.3

Equity
White Mountains’s common shareholder’s equity
White Mountains’s common shares and paid-in surplus	554.5	551.3	537.8
Retained earnings	3,917.7	3,690.8	3,367.3
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains (losses) from foreign currency translation	(1.8)	(1.6)	(2.7)
Total White Mountains’s common shareholders’ equity	4,470.4	4,240.5	3,902.4
Noncontrolling interests	420.2	321.1	190.4
Total equity	4,890.6	4,561.6	4,092.8
Total liabilities and equity	$9,590.3	$8,385.9	$7,959.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	March 31, 2024	December 31, 2023	March 31, 2023
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$4,470.4	$4,240.5	$3,902.4
HG Global’s unearned premium reserve (1)	267.7	265.4	243.3
HG Global’s net deferred acquisition costs (1)	(77.3)	(76.5)	(69.4)
Time value of money discount on expected future payments on the BAM surplus notes (1)	(86.3)	(87.9)	(93.4)
Adjusted book value per share numerator	$4,574.5	$4,341.5	$3,982.9
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	2,565.7	2,560.5	2,564.5
Unearned restricted common shares	(20.3)	(12.4)	(22.3)
Adjusted book value per share denominator	2,545.4	2,548.1	2,542.2
GAAP book value per share	$1,742.33	$1,656.14	$1,521.73
Adjusted book value per share	$1,797.17	$1,703.82	$1,566.73
(1) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.

	March 31, 2024	December 31, 2023	March 31, 2023
Quarter-to-date change in GAAP book value per share, including dividends:	5.3%	7.4%	4.5%
Quarter-to-date change in adjusted book value per share, including dividends:	5.5%	7.3%	4.8%
Year-to-date change in GAAP book value per share, including dividends:	5.3%	13.8%	4.5%
Year-to-date change in adjusted book value per share, including dividends:	5.5%	14.0%	4.8%
Year-to-date dividends per share	$1.00	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues:
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Earned insurance premiums	$302.8	$255.1
Net investment income	19.9	10.6
Net realized and unrealized investment gains (losses)	10.6	24.5
Other revenues	3.5	(2.7)
Total P&C Insurance and Reinsurance revenues	336.8	287.5
Financial Guarantee (HG Global/BAM)
Earned insurance premiums	7.8	7.7
Net investment income	9.7	7.2
Net realized and unrealized investment gains (losses)	(10.1)	17.0
Other revenues	.5	.8
Total Financial Guarantee revenues	7.9	32.7
Asset Management (Kudu)
Net investment income	17.2	14.2
Net realized and unrealized investment gains (losses)	(6.5)	29.6
Total Asset Management revenues	10.7	43.8
P&C Insurance Distribution (Bamboo)
Commission and fee revenues	21.9	—
Earned insurance premiums	8.4	—
Other revenues	.8	—
Total P&C Insurance Distribution revenues	31.1	—
Other Operations
Net investment income	9.9	7.0
Net realized and unrealized investment gains (losses)	22.2	41.8
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	210.7	85.2
Commission revenues	3.6	3.3
Other revenues	14.4	30.6
Total Other Operations revenues	260.8	167.9
Total revenues	$647.3	$531.9

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Expenses:
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Loss and loss adjustment expenses	$180.0	$147.8
Acquisition expenses	66.3	59.8
General and administrative expenses	42.2	35.2
Change in fair value of contingent consideration	—	(2.4)
Interest expense	5.4	5.0
Total P&C Insurance and Reinsurance expenses	293.9	245.4
Financial Guarantee (HG Global/BAM)
Acquisition expenses	2.2	2.7
General and administrative expenses	17.3	17.3
Interest expense	3.5	4.5
Total Financial Guarantee expenses	23.0	24.5
Asset Management (Kudu)
General and administrative expenses	3.4	3.8
Interest expense	5.6	4.7
Total Asset Management expenses	9.0	8.5
P&C Insurance Distribution (Bamboo)
Broker commission expenses	9.3	—
Loss and loss adjustment expenses	5.8	—
Acquisition expenses	3.1	—
General and administrative expenses	12.0	—
Total P&C Insurance Distribution expenses	30.2	—
Other Operations
Cost of sales	7.6	13.9
General and administrative expenses	50.3	39.7
Interest expense	.7	.8
Total Other Operations expenses	58.6	54.4
Total expenses	414.7	332.8
Pre-tax income (loss)	232.6	199.1
Income tax (expense) benefit	(10.8)	(11.9)
Net income (loss)	221.8	187.2
Net (income) loss attributable to noncontrolling interests	14.6	(7.7)
Net income (loss) attributable to White Mountains’s common shareholders	$236.4	$179.5

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(millions)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Net income (loss) attributable to White Mountains’s common shareholders	$236.4	$179.5
Other comprehensive income (loss), net of tax	(.3)	1.2
Comprehensive income (loss)	236.1	180.7
Other comprehensive (income) loss attributable to noncontrolling interests	.1	(.4)
Comprehensive income (loss) attributable to White Mountains’s common shareholders	$236.2	$180.3

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Earnings (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended March 31,
	2024	2023
Basic earnings (loss) per share
Continuing operations	$92.33	$69.83
Discontinued operations	—	—
Total consolidated operations	$92.33	$69.83

Diluted earnings (loss) per share
Continuing operations	$92.33	$69.83
Discontinued operations	—	—
Total consolidated operations	$92.33	$69.83
Dividends declared per White Mountains’s common share	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended March 31, 2024	Ark/WM Outrigger		HG Global/BAM
	Ark	WM Outrigger Re	HG Global	BAM	Kudu	Bamboo	Other Operations	Total
Revenues:
Earned insurance premiums	$292.5	$10.3	$6.5	$1.3	$—	$8.4	$—	$319.0
Net investment income (1)	17.0	2.9	5.4	4.3	17.2	.3	9.9	57.0
Net investment income (expense) - BAM surplus note interest	—	—	6.6	(6.6)	—	—	—	—
Net realized and unrealized investment gains (losses) (1)	10.6	—	(7.3)	(2.8)	(6.5)	(.1)	22.2	16.1
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	—	210.7	210.7
Commission and fee revenues	—	—	—	—	—	21.9	3.6	25.5
Other revenues	3.5	—	—	.5	—	.6	14.4	19.0

Total revenues	323.6	13.2	11.2	(3.3)	10.7	31.1	260.8	647.3
Expenses:
Loss and loss adjustment expenses	179.3	.7	—	—	—	5.8	—	185.8
Acquisition expenses	63.7	2.6	1.8	.4	—	3.1	—	71.6
Cost of sales	—	—	—	—	—	—	7.6	7.6
Broker commission expenses	—	—	—	—	—	9.3	—	9.3
General and administrative expenses	42.2	—	.4	16.9	3.4	12.0	50.3	125.2
Interest expense	5.4	—	3.5	—	5.6	—	.7	15.2
Total expenses	290.6	3.3	5.7	17.3	9.0	30.2	58.6	414.7

Pre-tax income (loss)	$33.0	$9.9	$5.5	$(20.6)	$1.7	$.9	$202.2	$232.6
(1) Bamboo’s net investment income and net realized and unrealized investment gains (losses) are included in other revenues in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Three Months Ended March 31, 2023	Ark/WM Outrigger		HG Global/BAM
	Ark	WM Outrigger Re	HG Global	BAM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$249.9	$5.2	$6.4	$1.3	$—	$—	$262.8
Net investment income	8.4	2.2	4.0	3.2	14.2	7.0	39.0
Net investment income (expense) - BAM surplus note interest	—	—	6.6	(6.6)	—	—	—
Net realized and unrealized investment gains (losses)	24.5	—	7.9	9.1	29.6	41.8	112.9
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	85.2	85.2
Commission revenues	—	—	—	—	—	3.3	3.3
Other revenues	(2.7)	—	—	.8	—	30.6	28.7

Total revenues	280.1	7.4	24.9	7.8	43.8	167.9	531.9
Expenses:
Loss and loss adjustment expenses	147.6	.2	—	—	—	—	147.8
Acquisition expenses	58.9	.9	1.8	.9	—	—	62.5
Cost of sales	—	—	—	—	—	13.9	13.9
General and administrative expenses	35.1	.1	1.1	16.2	3.8	39.7	96.0
Change in fair value of contingent consideration	(2.4)	—	—	—	—	—	(2.4)
Interest expense	5.0	—	4.5	—	4.7	.8	15.0
Total expenses	244.2	1.2	7.4	17.1	8.5	54.4	332.8

Pre-tax income (loss)	$35.9	$6.2	$17.5	$(9.3)	$35.3	$113.5	$199.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

	Three Months Ended March 31,
Ark/WM Outrigger	2024
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$872.1	$34.3	$(34.3)	$872.1
Net written premiums	$563.7	$34.3	$—	$598.0
Net earned premiums	$292.5	$10.3	$—	$302.8

Insurance expenses:
Loss and loss adjustment expenses	$179.3	$.7	$—	$180.0
Acquisition expenses	63.7	2.6	—	66.3
Other underwriting expenses (1)	30.5	—	—	30.5
Total insurance expenses	$273.5	$3.3	$—	$276.8

Insurance ratios:
Loss and loss adjustment expense	61.3%	6.8%	—%	59.4%
Acquisition expense	21.8	25.2	—	21.9
Other underwriting expense	10.4	—	—	10.1
Combined Ratio	93.5%	32.0%	—%	91.4%
(1) Included within general and administrative expenses.

	Three Months Ended March 31,
Ark/WM Outrigger	2023
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$809.4	$44.1	$(44.1)	$809.4
Net written premiums	$570.1	$44.1	$—	$614.2
Net earned premiums	$249.9	$5.2	$—	$255.1

Insurance expenses:
Loss and loss adjustment expenses	$147.6	$.2	$—	$147.8
Acquisition expenses	58.9	.9	—	59.8
Other underwriting expenses (1)	27.5	—	—	27.5
Total insurance expenses	$234.0	$1.1	$—	$235.1

Insurance ratios:
Loss and loss adjustment expense	59.0%	3.9%	—%	58.0%
Acquisition expense	23.6	17.3	—	23.4
Other underwriting expense	11.0	—	—	10.8
Combined Ratio	93.6%	21.2%	—%	92.2%
(1) Included within general and administrative expenses.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
($ in millions)
(Unaudited)

	Three Months Ended March 31,
BAM	2024	2023
Gross par value of primary market policies issued	$3,209.3	$2,185.4
Gross par value of secondary market policies issued	363.0	704.2
Total gross par value of market policies issued	$3,572.3	$2,889.6
Gross written premiums	$10.5	$9.2
MSC collected	11.4	11.8
Total gross written premiums and MSC collected	$21.9	$21.0
Total pricing	61 bps	73 bps

BAM	As of March 31, 2024	As of December 31, 2023	As of March 31, 2023
Policyholders’ surplus	$261.4	$269.3	$279.9
Contingency reserve	140.9	136.2	122.5
Qualified statutory capital	402.3	405.5	402.4
Statutory net unearned premiums	61.3	60.7	56.1
Present value of future installment premiums and MSC	11.4	10.9	12.4
HG Re, Ltd collateral trusts at statutory value	632.6	623.5	562.5
Fidus Re, Ltd collateral trust at statutory value	400.0	400.0	400.0
Claims paying resources	$1,507.6	$1,500.6	$1,433.4

	Three Months Ended March 31,
HG Global	2024	2023
Net written premiums	$8.9	$7.7
Earned premiums	$6.5	$6.4

HG Global	As of March 31, 2024	As of December 31, 2023	As of March 31, 2023
Unearned premiums	$276.3	$273.9	$251.1
Deferred acquisition costs	$79.7	$79.0	$71.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Kudu	Three Months Ended March 31, 2023	Three Months Ended March 31, 2024	Twelve Months Ended March 31, 2024
Net investment income (1)	$14.2	$17.2	$74.0
Net realized and unrealized investment gains (losses)	29.6	(6.5)	70.0
Total revenues	43.8	10.7	144.0
General and administrative expenses	3.8	3.4	19.0
Interest expense	4.7	5.6	22.1
Total expenses	8.5	9.0	41.1
GAAP pre-tax income (loss)	35.3	1.7	102.9
Income tax (expense) benefit	(7.5)	.8	(23.6)
GAAP net income (loss)	27.8	2.5	79.3

Add back:
Interest expense	4.7	5.6	22.1
Income tax expense (benefit)	7.5	(.8)	23.6
Depreciation expense	—	—	.1
Amortization of other intangible assets	—	.1	.4
EBITDA	40.0	7.4	125.5

Exclude:
Net realized and unrealized investment (gains) losses	(29.6)	6.5	(70.0)
Non-cash equity-based compensation expense	—	—	1.0
Transaction expenses	.5	—	3.0
Adjusted EBITDA	$10.9	$13.9	$59.5

Adjustment to annualize partial year revenues from participation contracts acquired			5.6
Adjustment to remove partial year revenues from participation contracts sold			.2
Annualized adjusted EBITDA			$65.3

GAAP net investment income (1)			$74.0
Adjustment to annualize partial year revenues from participation contracts acquired			5.6
Adjustment to remove partial year revenues from participation contracts sold			.2
Annualized revenue			$79.8

Net equity capital drawn			$373.8
Debt capital drawn			210.3
Total net capital drawn and invested (2)			$584.1

GAAP net investment income revenue yield			12.7%

Cash revenue yield			13.7%
(1) Net investment income includes revenues from participation contracts and income from short-term and other long-term investments.
(2) Total net capital drawn represents equity and debt capital drawn and invested less cumulative distributions.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended March 31,
Kudu (continued)	2024	2023
Beginning balance of Kudu’s participation contracts (1)	$890.5	$695.9
Contributions to participation contracts (2)	—	66.7
Proceeds from participation contracts sold (2)(3)	—	(109.0)
Net realized and unrealized investment gains (losses) on participation contracts sold and pending sale (4)	(3.1)	(2.1)
Net unrealized investment gains (losses) on participation contracts - all other (5)	(3.2)	31.7
Ending balance of Kudu’s participation contracts (1)	$884.2	$683.2
(1) As of January 1, 2024 and March 31, 2024, Kudu’s other long-term investments also includes $5.8 and $5.7 related to a private debt instrument.
(2) Includes $35.8 of non-cash contributions to (proceeds from) Participation Contracts for the three months ended March 31, 2023.
(3) Includes $10.3 of proceeds receivable from Participation Contracts sold during the three months ended March 31, 2023.
(4) Includes realized and unrealized investment gains (losses) recognized from participation contracts beginning in the quarter a contract is classified as pending sale.
(5) Includes unrealized investment gains (losses) recognized from (i) ongoing participation contracts and (ii) participation contracts prior to classification as pending sale.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Bamboo	Three Months Ended March 31, 2024
Commission and fee revenues	$21.9
Earned insurance premiums	8.4
Other revenues	.8
Total revenues	31.1
Broker commission expenses	9.3
Loss and loss adjustment expenses	5.8
Acquisition expenses	3.1
General and administrative expenses	12.0
Total expenses	30.2
GAAP pre-tax income (loss)	.9
Income tax (expense) benefit	.7
GAAP net income (loss)	1.6

Exclude:
Net (income) loss, Bamboo Captive	.4
MGA net income (loss)	2.0

Add back:
Income tax expense (benefit)	(.7)
Amortization of other intangible assets	4.2
MGA EBITDA	5.5

Exclude:
Non-cash equity-based compensation expense	.3
Software implementation expenses	.5
Restructuring expenses	.1
MGA adjusted EBITDA	$6.4

Regulation G

This earnings release includes non-GAAP financial measures that have been reconciled from their most comparable GAAP financial measures.
•Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global and (ii) to include a discount for the time value of money arising from the modeled timing of cash payments of principal and interest on the BAM surplus notes.

The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $196 million, $195 million and $179 million as of March 31, 2024, December 31, 2023 and March 31, 2023, respectively.

Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest and using an 8% discount rate, was estimated to be $89 million, $91 million and $96 million less than the nominal GAAP carrying values as of March 31, 2024, December 31, 2023 and March 31, 2023, respectively.

White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary, and the value of the BAM surplus notes.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 7.

•Kudu’s EBITDA, adjusted EBITDA, annualized adjusted EBITDA, annualized revenue and cash revenue yield are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that adds back interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets to GAAP net income (loss).
Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those added back to calculate EBITDA. The items relate to (i) net realized and unrealized investment gains (losses) on Kudu’s revenue and earnings participation contracts, (ii) non-cash equity-based compensation expense and (iii) transaction expenses. A description of each item follows:
•Net realized and unrealized investment gains (losses) - Represents net unrealized investment gains and losses recorded on Kudu’s revenue and earnings participation contracts, which are recorded at fair value under GAAP, and realized investment gains and losses from participation contracts sold during the period.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Kudu’s management compensation that are settled with equity units in Kudu.
•Transaction expenses - Represents costs directly related to Kudu’s mergers and acquisitions activity, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.

Annualized adjusted EBITDA is a non-GAAP financial measure that (i) annualizes partial year revenues related to Kudu’s revenue and earnings participation contracts acquired during the previous 12-month period and (ii) removes partial year revenues related to revenue and earnings participation contracts sold during the previous 12-month period.

Annualized revenue is a non-GAAP financial measure that adds the adjustments for annualized adjusted EBITDA to GAAP net investment income.

Cash revenue yield is a non-GAAP financial measure that is derived using annualized revenue as a percentage of total net capital drawn and invested.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors in understanding the full earnings profile of Kudu’s business as of the end of any 12-month period. See page 15 for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA, and the reconciliation of Kudu’s GAAP net investment income to annualized revenue.

•Bamboo’s MGA pre-tax income (loss), MGA net income (loss), MGA EBITDA and MGA adjusted EBITDA are non-GAAP financial measures.

MGA pre-tax income (loss) and MGA net income (loss) are non-GAAP financial measures that exclude the results of the Bamboo Captive, which is consolidated under GAAP, from Bamboo’s consolidated GAAP pre-tax income (loss) and net income (loss). The following table presents the reconciliation from Bamboo’s consolidated GAAP pre-tax income (loss) to MGA pre-tax income (loss):

Millions	Three Months Ended March 31, 2024
Bamboo’s consolidated GAAP pre-tax income (loss)	$.9
Remove pre-tax (income) loss, Bamboo Captive	.6
MGA pre-tax income (loss)	$1.5

MGA EBITDA is a non-GAAP financial measure that adds back interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets to MGA net income (loss).

MGA adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those added back to calculate MGA EBITDA. The items relate to (i) non-cash equity-based compensation expense, (ii) software implementation expenses and (iii) restructuring expenses. A description of each item follows:
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Bamboo’s management compensation that are settled with equity units in Bamboo.
•Software implementation expenses - Represents costs directly related to Bamboo’s implementation of new software.
•Restructuring expenses - Represents costs directly related to Bamboo’s corporate restructuring.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Bamboo’s performance. See page 17 for the reconciliation of Bamboo’s consolidated GAAP net income (loss) to MGA net income (loss), MGA EBITDA and MGA adjusted EBITDA.

•Total consolidated portfolio return excluding MediaAlpha and total equity portfolio return excluding MediaAlpha are non-GAAP financial measures that remove the net investment income and net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha. White Mountains believes these measures to be useful to management and investors by showing the underlying performance of White Mountains’s investment portfolio and equity portfolio without regard to White Mountains’s investment in MediaAlpha. The following tables present reconciliations from GAAP to the reported percentages:

	Three Months Ended March 31,
	2024	2023
Total consolidated portfolio return	4.6%	4.5%
Remove MediaAlpha	(3.4)%	(1.5)%
Total consolidated portfolio return excluding MediaAlpha	1.2%	3.0%

Three Months Ended March 31, 2024
Total equity portfolio return	9.5%
Remove MediaAlpha	(7.5)%
Total equity portfolio return excluding MediaAlpha	2.0%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “could”, “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in book value per share, adjusted book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;
•projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of White Mountains or its businesses;
•expansion and growth of its business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023;
•claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, wildfires, tornadoes, tsunamis, severe weather, public health crises, terrorist attacks, war and war-like actions, explosions, infrastructure failures or cyber-attacks;
•recorded loss reserves subsequently proving to have been inadequate;
•the market value of White Mountains’s investment in MediaAlpha;
•the trends and uncertainties from the COVID-19 pandemic, including judicial interpretations on the extent of insurance coverage provided by insurers for COVID-19 pandemic related claims;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by rating agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•the continued availability of fronting and reinsurance capacity;
•deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease (including the COVID-19 pandemic) and corresponding mitigation efforts;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.